Example Template : 77O

DWS BOND VIP

N-Sar July 1, 2011 - December 31, 2011

Security Purchased
Cusip
Purchase/Trade
Date
Size (Shr) of
Offering
Offering
Price of
Shares
Total
($) Amt
of
Offering
Amt of
shares Purch
by Fund
% of
Offering
Purchased
by Fund
% of Funds
Total Assets
Brokers
Purchased
From
TIME WARNER CABLE INC
88732JBA5
9/7/2011
1,000,000,000
99.11

300,000
0.13%

BCLY,BNP,CITI,CR,
AGRICOLE,CS,DB,GS,JPM,MITSUFJ,
MIZS,MS,RBC,USBI,WELLS
GS
SUNOCO LOGISTICS PARTNER
86765BAK5
7/28/2011
300,000,000
99.96

302,000
0.10%

BCLY,CITI,DB,MIZS,PNC,RBC,TD,UB,
S,USBI
BCLY
CITIGROUP INC
172967FT3
10/25/2011
1,000,000,000
99.01

250,000
0.02%

CITI,DB
CITI
ENCANA CORP
292505AK0
11/8/2011
400,000,000
99.29

116,000
0.03%

BCLY,BNP,JPM,RBS,BAC,DB
JPM
JOHNSON CONTROLS INC
478366BA4
11/29/2011
450,000,000
99.32

300,000
0.07%

JPM,BANCA IMI,BCLY,CITI,CA,DB
BCLY
REPUBLIC OF POLAND
857524AB8
10/27/2011
2,000,000,000
98.61

262,276
0.01%

CITI,DB,HSBC
HSBC

Example Template : 77O


DWS GLOBAL SMALL CAP GROWTH VIP (FORMERLY)
DWS GLOBAL OPPORTUNIITES
VIP


N-Sar July 1, 2011 - December 31, 2011



Security Purchased
Cusip
Purchase/Trade
Date
Size (Shr) of
Offering
Offering
Price of
Shares
Total
($) Amt
of
Offering
Amt of
shares Purch
by Fund
% of Offering
Purchased by
Fund
% of
Funds
Total
Assets
Brokers
Purchased
From
IMPERVA INC
45321L100
11/9/2011
80,000,000
18.00

1,181
0.03%

JPM,DB,RBS
JPM